Exhibit 10.1

ACQUIROR SUPPORT AGREEMENT

This Acquiror Support Agreement (this “Support Agreement”) is dated as of October 23, 2024, by and among, Mark Hanchett (“Hanchett”), Annie Pratt (“Pratt”, and together with Hanchett, the “Stockholders”), NXU, Inc., a Delaware corporation (“NXU”), and Verde Bioresins, Inc., a Delaware corporation (the “Company”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

RECITALS

WHEREAS, as of the date hereof, each Stockholder is the holder of record and/or the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of that number of (a) shares of Class A Common Stock, par value $0.0001, of NXU (the “Class A Common Stock”), (b) Class B Common Stock, par value $0.0001, of NXU (the “Class B Common Stock”, and together with the Class A Common Stock, the “Common Stock”) and (c) options set forth on the signature page of such Stockholder (all such securities held by a Stockholder, the “Stockholder Securities”);

WHEREAS, contemporaneously with the execution and delivery of this Support Agreement, NXU, Nxu Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of NXU (“Merger Sub I”), Nxu Merger Sub, LLC, a Delaware limited liability company (“Merger Sub II”, and together with Merger Sub I, the “Merger Subs”), and the Company are entering into an Agreement and Plan of Merger (as amended or modified from time to time, the “Merger Agreement”), dated as of the date hereof, pursuant to which, among other transactions, Merger Sub I is to merge with and into the Company, with the Company continuing on as the surviving company and a wholly owned subsidiary of NXU and then merging with and into Merger Sub II, with Merger Sub II becoming the surviving entity, on the terms and conditions set forth therein (the “Merger”); and

WHEREAS, as an inducement to NXU and the Company to enter into the Merger Agreement and to consummate the transactions contemplated therein, the parties hereto desire to agree to certain matters as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Article I
SUPPORT AGREEMENT; COVENANTS; RELEASE

I.1       Binding Effect of Merger Agreement. Each Stockholder hereby acknowledges that he or she has read the Merger Agreement and this Support Agreement and has had the opportunity to consult with his or her tax and legal advisors. During the period commencing on the date hereof and ending at the Expiration Time (as defined below), each Stockholder shall be bound by and comply with Sections 7.08 (Exclusivity) and 8.04 (Confidentiality; Publicity) of the Merger Agreement (and any relevant definitions contained in any such Sections) as if (a) such Stockholder was an original signatory to the Merger Agreement with respect to such provisions, and (b) each reference to the “Acquiror” contained in Sections 7.08 and 8.04 also referred to such Stockholder.

I.2       No Transfer. During the period commencing on the date hereof and ending on the earliest to occur of (a) the Effective Time (and, in such case, for the avoidance of doubt, not following the Effective Time) and (b) such date and time as the Merger Agreement shall be terminated in accordance with its terms (the earlier of clauses (a) and (b), the “Expiration Time”), neither Stockholder shall Transfer any Stockholder Securities held by such Stockholder as of the date of this Support Agreement; provided, however, either Stockholder may Transfer shares of Stockholder Securities in connection with bona fide estate planning purposes, either during such Stockholder’s lifetime or on death by will or intestacy to such Stockholder’s spouse, child (natural or adopted), or any other direct lineal descendant, or any custodian or trustee of any trust, partnership, limited liability company or other corporate entity for the benefit of, or the ownership interests of which are owned wholly by such Stockholder or any such family members, provided that such permitted transferees execute and deliver to NXU and the Company a joinder to this Support Agreement in substantially the form attached hereto as Annex A; provided, further, that any Transfer permitted under this Section 1.2 shall not relieve such Stockholder of his or her obligations under this Support Agreement. Any Transfer in violation of this Section 1.2 shall be null and void. “Transfer” shall mean the (i) sale or assignment of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any security, (ii) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) public announcement of any intention to effect any transaction specified in clause (i) or (ii).

I.3       New Shares. In the event that after the date hereof but prior to the Expiration Time (a) either Stockholder acquires any shares of Common Stock or other equity securities of NXU or any rights to acquire such shares of Common Stock or other equity securities of NXU pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of Common Stock, on or affecting the shares of Common Stock owned by such Stockholder or otherwise, (b) either Stockholder purchases or otherwise acquires beneficial ownership of any shares of Common Stock or other equity securities of NXU, or (c) either Stockholder acquires the right to vote or share in the voting of any shares of Common Stock or other equity securities of NXU, collectively, the “New Securities”), then such New Securities acquired or purchased by either such Stockholder shall be subject to the terms of this Support Agreement to the same extent as if they constituted the shares of Common Stock owned by such Stockholder as of the date hereof.

I.4       Voting and Support Agreement.

a.       Each Stockholder irrevocably and unconditionally agrees that, prior to the Expiration Time, at any meeting of the stockholders of NXU, however called, or at any adjournment thereof, or in any other circumstance in which the vote, consent or other approval of the stockholders of NXU is sought, each Stockholder shall (i) appear at each such meeting or otherwise cause all of his or her Common Stock to be counted as present thereat for purposes of calculating a quorum and (ii) vote (or cause to be voted), or execute and deliver a written consent (or cause a written consent to be executed and delivered) covering, all of his or her Common Stock:

i.       in favor of the approval and adoption of the Proposals;

2

ii.       against any Competing Proposal;

iii.       against any change in the business, management or Board of Directors of NXU (other than in connection with the Transaction Proposals) that would or would reasonably be expected to adversely affect the ability of NXU to consummate the transactions contemplated by the Merger Agreement, including the Merger; and

iv.       against any proposal, action or agreement that would (A) impede, frustrate, prevent or nullify any provision of this Support Agreement, the Merger Agreement or the Transactions, including the Merger, (B) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of NXU or Merger Sub under the Merger Agreement, (C) result in any of the conditions set forth in Article IX of the Merger Agreement not being fulfilled or (D) change in any manner the dividend policy or capitalization of, including the voting rights of any class of capital stock of, NXU.

Each Stockholder hereby agrees that he or she shall not commit or agree to take any action inconsistent with the foregoing.

b.       During the period commencing on the date hereof and ending at the Expiration Time, such Stockholder shall not modify or amend any agreement set forth on Schedule I.

I.5       Further Assurances. Each Stockholder shall take, or cause to be taken, all such further actions and do, or cause to be done, all things reasonably necessary (including under applicable Law) to consummate the Merger and the other transactions contemplated by the Merger Agreement and this Support Agreement, in each case, on the terms and subject to the conditions set forth therein and herein, as applicable.

I.6       No Inconsistent Agreement. Each Stockholder hereby represents and covenants that such Stockholder has not entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of his or her obligations hereunder.

I.7       Waiver and Release of Claims. Each Stockholder hereby covenants and agrees as follows:

(a)       Subject to and conditioned upon the Effective Time, effective as of the Effective Time (and subject to the limitations set forth in paragraph (c) below), such Stockholder, on behalf of himself, herself and his or her Affiliates and his or her and their respective successors, assigns, representatives, administrators, executors and agents, and any other person or entity claiming by, through, or under any of the foregoing (each a “Releasing Party” and, collectively, the “Releasing Parties,” provided, for the avoidance of doubt, that NXU, shall not be deemed a Releasing Party hereunder), does hereby unconditionally and irrevocably release, waive and forever discharge the NXU, the Company, and each of their past and present directors, officers, employees, agents, predecessors, successors, assigns, and Subsidiaries, from any and all past or present claims, demands, damages, judgments, causes of action and liabilities of any nature whatsoever, whether or not known, suspected or claimed, arising directly or indirectly from any act, omission, event or transaction occurring (or any circumstances existing) at or prior to the Effective Time (each a “Claim” and, collectively, the “Claims”).

3

(b)       Such Stockholder acknowledges that he or she may hereafter discover facts in addition to or different from those which he or she now knows or believes to be true with respect to the subject matter of this Agreement, and that he or she may hereafter come to have a different understanding of the law that may apply to potential claims which it is releasing hereunder, but he or she affirms that, except as is otherwise specifically provided herein, it is his or her intention to fully, finally and forever settle and release any and all Claims. In furtherance of this intention, such Stockholder acknowledges that the releases contained herein shall be and remain in effect as full and complete general releases notwithstanding the discovery or existence of any such additional facts or different understandings of law. Such Stockholder knowingly and voluntarily waives and releases any and all rights and benefits he or she may now have, or in the future may have, under Section 1542 of the California Civil Code (or any analogous law of any other state), which reads as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

Such Stockholder understands that Section 1542, or a comparable statute, rule, regulation or order of another jurisdiction, gives such Stockholder the right not to release existing Claims of which such Stockholder is not aware, unless such Stockholder voluntarily chooses to waive this right. Having been so apprised, such Stockholder nevertheless hereby voluntarily elects to and does waive any rights he or she may have that are described in Section 1542, or such other comparable statute, rule, regulation or order, and elects to assume all risks for Claims that exist, existed or may hereafter exist in his or her favor, known or unknown, suspected or unsuspected, arising out of or related to claims or other matters purported to be released pursuant to this Section 1.7, in each case, effective as of the Effective Time. Such Stockholder acknowledges and agrees that the foregoing waiver is an essential and material term of the release provided pursuant to this Section 1.7 and that, without such waiver, NXU and the Company would not have agreed to the terms of this Agreement.

(c)       Notwithstanding the foregoing provisions of this Section 1.7 or anything to the contrary set forth herein, the Releasing Parties do not release or discharge, and each Releasing Party expressly does not release or discharge any Claims (i) that arise under or are based upon the terms of this Agreement, the Merger Agreement, any of the Ancillary Agreements or any other document, certificate or Contract executed or delivered in connection with the Merger Agreement or any similar agreement in respect of the transactions contemplated by the Merger Agreement to which a Releasing Party may be a party and that (in each case) is expressly disclosed in the Schedules of NXU, as each such agreement or instrument described above may be amended in accordance with its terms and the terms set forth in (A) the Merger Agreement or (B) this Agreement or the other Ancillary Agreements (if and to the extent applicable), (ii) any rights with respect to the Common Stock owned by such Releasing Party, or (iii) any Claims for indemnification, contribution, set-off, reimbursement or similar rights pursuant to any certificate of incorporation or bylaws of NXU or any of its Subsidiaries or any indemnity or similar agreements by the NXU with or for the benefit of a Releasing Party solely to the extent (in each case) set forth in the Schedules of Acquiror or as contemplated by Section 7.01 of the Merger Agreement.

(d)       Notwithstanding the foregoing provisions of this Section 1.7, nothing contained in this Agreement shall be construed as an admission by any party hereto of any liability of any kind to any other party hereto.

4

Article II
REPRESENTATIONS AND WARRANTIES

II.1       No Inconsistent Agreement. Except as contemplated or permitted under the Merger Agreement, each Stockholder hereby represents and covenants that such Stockholder has not entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of such Stockholder’s obligations hereunder.

II.2       Representations and Warranties of the Stockholders. Each Stockholder hereby represents and warrants (severally as to such Stockholder and not jointly) as of the date hereof to NXU and the Company as follows:

a.       Organization; Due Authorization. This Agreement has been duly executed and delivered by such Stockholder, and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy laws, other similar laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies).

b.       Ownership. Such Stockholder is the record and/or beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of, and has good title to, all of his or her Stockholder Securities, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose) affecting any such Stockholder Securities, other than pursuant to (i) this Agreement, (ii) the organizational documents of NXU, (iii) the Merger Agreement or (iv) any applicable securities laws. Other than the Stockholder Securities described on the signature page of such Stockholder hereto, such Stockholder does not hold or own any rights to acquire (directly or indirectly) any equity securities of NXU or outstanding options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units or commitments for shares of NXU.

c.       No Conflicts. The execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of his or her obligations hereunder will not, require any consent or approval that has not been given or other action that has not been taken by any Person (including under any contract binding upon such Stockholder or the Stockholder Shares), in each case to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Stockholder of his or her obligations under this Agreement. Such Stockholder has full right and power to enter into this Agreement.

d.       Litigation. There are no Actions pending against such Stockholder, or to the knowledge of such Stockholder threatened against such Stockholder, before (or, in the case of threatened Legal Proceedings, that would be before) any Governmental Entity, that in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Stockholder of his or her obligations under this Agreement. Such Stockholder (i) is not subject to or a respondent in any legal action for any injunction, cease and desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction, (ii) has never been convicted of, or pleaded guilty to, any crime involving fraud relating to any financial transaction or handling of funds of another person, or pertaining to any dealings in any securities and (iii) is not currently a defendant in any such criminal proceeding.

5

e.       Acknowledgment. Such Stockholder understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Support Agreement.

Article III
MISCELLANEOUS

III.1       Termination. This Support Agreement and all of its provisions shall automatically terminate and be of no further force and effect upon the earliest to occur of (i) the Effective Time, and (ii) such date and time as the Merger Agreement shall be terminated in accordance with its terms. Upon such termination of this Support Agreement, all obligations of the parties under this Support Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Support Agreement shall not relieve any party hereto from liability arising in respect of any breach of this Support Agreement prior to such termination. This ARTICLE III shall survive the termination of this Support Agreement.

III.2       Governing Law. Sections 11.06 and 11.12 of the Merger Agreement are incorporated herein by reference, mutatis mutandis.

III.3       Assignment. This Support Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Support Agreement nor any of the rights, interests or obligations hereunder will be assigned (including by operation of law) without the prior written consent of all of the other parties hereto.

III.4       Specific Performance. The parties hereto agree that irreparable damage may occur in the event that any of the provisions of this Support Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to seek an injunction or injunctions to prevent breaches of this Support Agreement and to enforce specifically the terms and provisions of this Support Agreement in the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware), this being in addition to any other remedy to which such party is entitled at law or in equity. In the event that any Action shall be brought in equity to enforce the provisions of this Support Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law, and each party agrees to waive any requirement for the securing or posting of any bond in connection therewith.

III.5       Amendment; Waiver. This Support Agreement or any provision hereof may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by NXU, the Company and each Stockholder.

6

III.6       Severability. If any provision of this Support Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Support Agreement will remain in full force and effect. Any provision of this Support Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

III.7       Notices. All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given (a) if personally delivered, on the date of delivery; (b) if delivered by express courier service of national standing for next day delivery (with charges prepaid), on the Business Day following the date of delivery to such courier service; (c) if delivered by electronic mail, on the date of transmission if on a Business Day before 5:00 p.m. local time of the business address of the recipient party (otherwise on the next succeeding Business Day); and (d) if deposited in the United States mail, first-class postage prepaid, on the date of delivery, in each case to the appropriate addresses or electronic mail addresses set forth below (or to such other addresses or electronic mail addresses as a party may designate by notice to the other parties in accordance with this Section 3.7):

If to NXU:

Attn: Mark Hanchett

E-mail: mark@nxuenergy.com

with a copy (which shall not constitute notice) to:

Attn: Mike Donahey
1 E Washington Street, Suite 2700
Phoenix, AZ 85004
E-mail: mdonahey@swlaw.com

If to the Company:

Verde Bioresins, Inc.

1431 E. Orangethorpe Ave.
Fullerton, CA 92831

Attn: Brian Gordon

E-mail: brian@verdebioresins.com

with a copy (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale and Dorr LLP

2600 El Camino Real, Suite 400

Palo Alto, CA 94306

Attn: Daniel Zimmermann

E-mail: Daniel.Zimmerman@wilmerhale.com

III.8       Counterparts. This Support Agreement may be executed in two or more counterparts (any of which may be delivered by electronic transmission), each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument.

7

III.9       Entire Agreement. This Support Agreement and the agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto to the extent they relate in any way to the subject matter hereof.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

8

IN WITNESS WHEREOF, each Stockholder, NXU and the Company have each caused this Support Agreement to be duly executed as of the date first written above.

NXU, Inc.

By:	/s/ Mark Hanchett
Name:	Mark Hanchett
Title:	Chief Executive Officer

[Signature Page to Acquiror Support Agreement]

IN WITNESS WHEREOF, each Stockholder, NXU and the Company have each caused this Support Agreement to be duly executed as of the date first written above.

Verde Bioresins, Inc.

By:	/s/ Brian Gordon
Name:	Brian Gordon
Title:	President

[Signature Page to Acquiror Support Agreement]

IN WITNESS WHEREOF, each Stockholder, NXU and the Company have each caused this Support Agreement to be duly executed as of the date first written above.

/s/ Mark Hanchett
Mark Hanchett

Notice Address:

Stockholder Securities:

196,692 Options (underwater, none exercised)

3,826.3 shares of Class A Common Stock

26,503,675 shares of Class B Common Stock

[Signature Page to Acquiror Support Agreement]

IN WITNESS WHEREOF, each Stockholder, NXU and the Company have each caused this Support Agreement to be duly executed as of the date first written above.

/s/ Annie Pratt
Annie Pratt

Notice Address:

Stockholder Securities:

76,812 Options (underwater, none exercised)

3,186 shares of Class A Common Stock

10,021,695 shares of Class B Common Stock

[Signature Page to Acquiror Support Agreement]

Annex A

Form of Joinder Agreement

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Acquiror Support Agreement, dated as of October 23, 2024 (as amended, supplemented or otherwise modified from time to time, the “Support Agreement”), by and among Mark Hanchett, Annie Pratt, Nxu, Inc., a Delaware corporation, and Verde Bioresins, Inc., a Delaware corporation. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Support Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to, and a “Stockholder” under, the Support Agreement as of the date hereof and shall have all of the rights and obligations of the Stockholders as if it had executed the Support Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Support Agreement.

IN WITNESS WHEREOF, the undersigned has duly executed this Joinder Agreement as of the date written below.

Name:

By:
Title:
Date:

Notice Address: